CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into effective as of July 1, 1998, by and between Chancellor Corporation, a Massachusetts corporation, having a principal business address at 210 South Street, Boston, MA 02111 (the "Company"), and VMI Corporation, a Massachusetts corporation, having a principal business address at 405 Waltham Street, Suite 304, Lexington, MA 02173 (the "Consultant").

     WHEREAS, the Company desires that the Consultant provide certain general business consulting services to the Company, including, but certainly not limited to, identification, review and analysis of potential acquisition and merger candidates and capital formation, on the terms and conditions contained in this Agreement, and the Consultant wishes to provide such consulting services on the terms and conditions contained in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Consultant, each intending to be legally bound hereby, agree as follows:

     1. RETENTION OF CONSULTANT. Subject to the terms and conditions of this Agreement, the Company hereby retains the Consultant to perform consulting services in accordance with Section 3 hereof, and the Consultant hereby agrees to render such services.

     2.  TERM.

(a) Unless otherwise terminated in accordance with Section 10 hereof, the Consultant shall perform the duties and services specified herein for a period commencing on the date hereof (the "Effective Date") and ending on July 1, 2001. The period during which the Consultant is obligated to perform such duties and services, as the same may be reduced by termination pursuant to Section 11 hereof, is referred to herein as the "Consulting Term."

(b) The Consulting Term of this Agreement may automatically extend for a period of two (2) years if the Company achieves profitability from operations for two
(2) out of the three (3) fiscal years ending (1998, 1999 and 2000) during the Consulting Term. The Consulting Term of this Agreement may also automatically extend for a period of two (2) years if an event whereby any new person (within the meaning of Section 13(b) of the 1934 Securities Exchange Act) becomes the beneficial owner (directly or indirectly) of securities of the Company representing Twenty Five (25%) percent or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors.

(c) The payment of fees due to the Consultant under this Agreement will accelerate if an event whereby any new person (within the meaning of Section 13(b) of the 1934 Securities Exchange Act) becomes the beneficial owner (directly or indirectly) of securities of the Company representing Forty (40%) percent or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors. If such an event should occur, the Consultant will be entitled to receive a lump sum payment of the aggregate of all fees entitled to it during the Consulting Term, as may be amended pursuant to Section 2(b) of this Agreement.

     3. CONSULTING SERVICES. During the Consulting Term, the Consultant shall perform such general business consulting services including, but certainly not limited to, identification, review and analysis of potential acquisition and merger candidates and capital formation, and such other services as may be requested of him from time to time by the Chief Executive Officer or Board of Directors of the Company. All of the consulting services rendered by the Consultant to the Company in accordance with the terms of this Agreement are referred to herein as "Services."

4.  COMPENSATION.

(a) As consideration for the Consultant's provision of Services hereunder and in settlement for all previous amounts that may be outstanding, the Company shall pay the Consultant an initial fee of Seven Hundred and Fifty Thousand ($750,000.00) dollars. Additionally, the Company shall pay the Consultant a fee (the "Fee") of Fifty Thousand ($50,000.00) dollars per month. The Fee shall be paid in installments consistent with the Company's normal payroll schedule, commencing on either the first or fifteenth day of the month, as the case may be, following the date of commencement of the Consulting Term.

     (b) As additional consideration for the Consultant's provision of Services hereunder, the Company shall pay the Consultant a bonus (the "Bonus") based on the performance of the Company to be measured by the Company's consolidated pre-tax operating income for the fiscal years ending during the Consulting Term. The minimum Bonus to be paid to the Consultant will be calculated and paid based upon the Company achieving a minimum pre-tax income target according to the following schedule:

Fiscal  Year  Ending         Pre-Tax  Income  Target       Minimum  Bonus

December  31,  1999          $  1,250,000.00               $  350,000.00
December  31,  2000          $  1,500,000.00               $  500,000.00
December  31,  2001          $  2,000,000.00               $  650,000.00

     The Consultant shall also be entitled to additional bonus dollars based upon the Company exceeding the aforementioned pre-tax income targets. The Company shall pay the Consultant the sum of Fifty Thousand ($50,000.00) dollars for each Five Hundred Thousand ($500,000.00) dollars that the Company exceeds the aforementioned pre-tax income targets, or a portion thereof of approximately Ten (10%) percent. As an illustration, if the Company achieves a pre-tax income of $1,750,000.00 in fiscal 1999, then the Consultant shall be entitled to a Bonus totaling Four Hundred Thousand ($400,000.00) dollars.

     (c) Any fees not paid to the Consultant when due shall accrue interest at the then prime lending rate LESS One Hundred (100) basis points, compounded monthly. Additionally, any fees accrued under this Agreement shall become due and payable in full upon the receipt of any proceeds of any debt, equity or other such offering that causes a significant increase in the Company's liquidity.

     (d) The Company agrees to reimburse the Consultant for all reasonable business expenses (including, without limitation, reasonable travel and entertainment expenses) incurred by the Consultant in rendering Services hereunder, subject to the Company's reimbursement policies in effect from time to time. The Consultant agrees to maintain reasonable records of his business expenses in such form and detail as the Company may request and to make such records available to the Company as and when requested.

     (e) If an event occurs as described in Section 2(b) to this Agreement, whereby this Agreement is automatically renewed for a period of two (2) years, then the Compensation contemplated under Section 4(a) and the Bonus under
Section 4(b) will be replaced by a Fee totaling Ninety Thousand ($90,000.00) dollars per month for the twenty four (24) month period.

     5. AGREEMENT NOT TO SOLICIT OR SELL TO CUSTOMERS. The Consultant agrees that, during the Consulting Term and for two years thereafter, it will not without the prior written consent of the Company, either directly or indirectly, call on, solicit, take away, accept as a client, customer or prospective client, customer or attempt to call on, solicit, take away or accept as a client, customer, prospective client or customer, any person that was a client, customer or prospective client or customer of the Company or any of its subsidiaries or affiliates in so far as such solicitation is for a purpose within the scope of the Company's business (e.g., transportation equipment leasing).

6.  OWNERSHIP  AND  NON-DISCLOSURE  AND  NON-USE  OF  CONFIDENTIAL  INFORMATION

                  6.1 As used in this Agreement, "Confidential Information" shall mean all customer sales and marketing information, customer account records, proprietary receipts and/or processing techniques, information regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information and trade secrets concerning or relating to the business, accounts, customers, employees and affairs of the Company, or any subsidiary or affiliate thereof, obtained by or furnished, disclosed or disseminated to the Consultant, or obtained, assembled or compiled by the Consultant or under his supervision during the course of his rendering Services to the Company, and all physical embodiments of the foregoing, all of which are hereby agreed to be the property of and confidential to the Company, but Confidential Information shall not include any of the foregoing to the extent the same is or becomes publicly known through no fault or breach of this Agreement by the Consultant.

                  6.2 The Consultant agrees that he will not, either during the Consulting Term or at any time thereafter, without the prior written consent of the Company, use, disclose or make available any Confidential Information to any person or entity, nor shall he use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on his own behalf or on behalf of others, any use or disclosure of such Confidential Information other than in the proper performance of the Consultant's duties hereunder.

          6.3 The Company acknowledges and agrees that all financing documents, work papers and other work products of the Consultant prepared in the course of its engagement by the Company shall remain the property of the Consultant.

         7. REASONABLENESS OF RESTRICTIONS. In the event that any provision relating to time period or geographic area of any restriction set forth in Sections 5 or 6 shall be declared by a court of competent jurisdiction to exceed the maximum time period or area of restriction that the court deems reasonable and enforceable, the time period or area of restriction which the court finds to be reasonable and enforceable shall be deemed to become, and thereafter shall be, the maximum time period or geographic area of such restriction.

         8. ENFORCEABILITY. Any provision of Sections 5 or 6 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, but shall be enforced to the maximum extent permitted by law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9. TERMINATION; COMPENSATION. Notwithstanding any provision in this Agreement to the contrary, this Agreement may be terminated by the Company only for "Cause" at any time during the Term hereof, and such termination shall be effective immediately upon written notice to the Consultant. For purposes of this Agreement, "Cause" for the termination of the Consultant's engagement hereunder shall be deemed to exist only if: (a) the Consultant commits fraud, theft or embezzlement against any the Company; (b) the Consultant discloses trade secrets or other proprietary information of the Company or any of its subsidiaries or affiliates thereof to any unauthorized person or entity; (c) the Consultant engages in gross negligence or willful misconduct that causes substantial and irreparable harm to the business and operations of the Company or any of its subsidiaries or affiliates thereof. Upon any termination pursuant to this Section 10, the Consultant shall be entitled to be paid solely the Consultant's Fee then in effect through the effective date of termination, and the Company shall have no further liability or other obligation of any kind whatsoever to the Consultant hereunder.

         10. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Consultant and any of its affiliates and each of their respective officers, directors, employees and agents (each such person and Consultant being hereinafter called an Indemnified Party) against any losses, claims, damages, liabilities, or actions, including shareholder actions, in respect thereof, joint or several, to which and Indemnified Party may become subject under any statute or at common law or otherwise, and to reimburse promptly such Indemnified Party for any reasonable legal or other expenses (including appropriate compensation for preparation time, if any) incurred by such Indemnified Party in connection with investigating any written claim or preparing for or defending or assisting in the defense of any action (whether or not such Indemnified Party is named as a party thereto) commenced or threatened in writing, whether or not resulting in liability (including any loss to the extent of the aggregate amount paid in settlement of any litigation commenced or threatened, or of any claim whatsoever set forth therein, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities, actions, settlements or expenses arise out of, are based upon or are in any way connected with services provided to the Company whether performed prior to or after the date hereof.

     The Company shall prepay the reasonable and estimable costs of defense of Consultant, as set forth above, upon notice by Consultant that a claim has arisen.

         11. ARBITRATION. Consultant and Chancellor agree that any legal disputes that may occur between Consultant and Chancellor, and that arise out of, or are related in any way to, this Agreement and/or Consultant's performance of services under this Agreement or the termination of this Agreement, and which disputes cannot be resolved informally, shall be resolved exclusively through final and binding private arbitration before an arbitrator mutually selected by Consultant and Chancellor, with each party to bear its own costs and attorney fees. If the Consultant and Chancellor are unable to agree upon an arbitrator within twenty-one (21) days after either party has made a demand for arbitration, the matter will be submitted for arbitration to the Boston office of the American Arbitration Association pursuant to the rules governing dispute resolution in effect as of January 1, 1999. Notwithstanding the foregoing, in no event shall a demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statutes of limitation.

         12.  GENERAL  PROVISIONS.

                  12.1 Indulgences, Etc. Any failure or delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement will not operate as a waiver thereof, nor will any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor will any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence.

                  12.2 Notices. All notices, requests, demands and other communications required or permitted under this Agreement must be in writing and will be deemed to have been duly given, made and received only when delivered (personally, by facsimile transmission or by courier service such as Federal
Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                           (i)      If  to  the  Consultant:

                                     VMI  Corporation
                                     405  Waltham  Street
                                     Suite  304
                                     Lexington,  MA  02173
                                     Attention:  Brian  M.  Adley

                           (ii)     If  to  the  Company:

                                    Chancellor  Corporation
                                    210  South  Street
                                    Boston,  MA  02111
                                    Attention:  Peter  J.  Mullen

Any party may alter the address to which communications or copies are to be sent by giving notice of any change of address to the other party in conformity with the provisions of this paragraph for the giving of notice.

                  12.3 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon the Consultant, his heirs and legal representatives. The Company may assign this Agreement at any time to any affiliate, provided that such assignee assumes all of the obligations of the Company hereunder; the Consultant may not assign this Agreement.

                  12.4 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

                  12.5 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                  12.6 Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  12.7 Remedies. The rights conferred upon the Company pursuant to Section 10 hereof shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

                  12.8 Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and will not affect its interpretation.

                  12.9 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding the choice of law rules thereof.

                  12.10 Survival. The provisions of Sections 5, 6, 8, 9, 10, 11 and 12 hereof shall survive the termination of this Agreement to the extent necessary to effectuate the respective purposes of such provisions.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                  CHANCELLOR  CORPORATION


                  By:  /s/  Rudolph  Peselman___________
                                       ----------------------

                  Name:   Rudolph  Peselman
                  Title:  Director,  Chancellor  Corporation


                  Attest:


                  By:  /s/  Peter  J.  Mullen______________
                       ----------------------

                  Name:  Peter  J.  Mullen
                  Title:  Clerk,  Chancellor  Corporation


                                  VMI  CORPORATION


                  By:  /s/  Derek  R.  Coulter____________
             -----------------------

                  Name:  Derek  R.  Coulter
                  Title:  Managing  Director,  VMI  Corporation



                  /s/  Jonathan  C.  Ezrin___________________
                  ------------------------
                  Notary  Public

                  My  Commission  Expires:  _______________     [  SEAL  ]